LOAN AGREEMENT

THIS LOAN AGREEMENT made as of the 3rd day of March, 2016 (the “Effective Date”).

BETWEEN:

MEDICUS HOMECARE INC., a company incorporated in the State of Nevada, with an address at Waiblingerstrasse 34, Stuttgart, Germany 70372.

(the “Debtor”)

AND:

LEON NOWEK, with an address at Ul. Wyspianskiego 10/1, 30/035 Krakow, Poland.

(the “Lender”)

WHEREAS the Debtor wishes to borrow from the Lender and the Lender wishes to loan to the Debtor an aggregate of USD$30,000 with no interest and due on demand (the “Loan”), which the parties have agreed to make subject to the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree each with the other (the “Agreement”) as follows:

1.            Representations and Warranties of the Lender

(a)           The Lender represents and warrants to, and covenants and agrees with the Debtor that:

(i)

no federal or state agency has passed upon, or make any finding or determination as to the fairness of this Agreement or transaction, and that there have been no federal or state agency recommendations or endorsements of this Agreement or transaction made hereunder; and

(ii)	the Lender has good and sufficient right and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement on the terms and conditions contained herein.

(b)           The representations, warranties, covenants and agreements of and by the Lender contained in, or delivered pursuant to, this Agreement shall be true at and as of the Effective Date and shall remain in full force and effect throughout the term of this Agreement.

2.            The Loan

(a)           Subject to the terms of this Agreement, the Debtor and the Lender hereby acknowledge and agree that:

(i)	the Loan was provided by the Lender as directed by and to the Debtor on March 3, 2016 (the “Advancement Date”) to the Debtor;

(ii)	the principal amount of the Loan shall be due and payable in full on demand by the Lender (the “Due Date”);

(iii)	the Loan shall bear no interest; and

(iv)	the Debtor shall be entitled to prepay any sum up to the full amount of the Loan at any time without penalty or bonus.

3.            Default

(a)           If one or more of the following events shall occur, namely:

(i)	the Debtor fails to repay the Loan on the Due Date;

(ii)

the Debtor makes an assignment for the benefit of its creditors or files a petition in bankruptcy or is adjudicated insolvent or bankrupt or petitions or applies to any tribunal for any receiver, receiver manager, trustee, liquidator or sequestrator of or for the Debtor or any of the Debtor’s assets or undertaking, or the Debtor makes a proposal or compromise with its creditors or if an application or a petition similar to any of the foregoing is made by a third party creditor and such application or petition remains unstayed or undismissed for a period of thirty (30) days;

(iii)	an order of execution against any of the Debtor’s assets remains unsatisfied for a period of ten (10) business days;

(iv)

the Debtor fails to observe and comply with any material term, condition or provision of this Agreement or any other agreement or document delivered hereunder, and such failure continues unremedied for a period of thirty (30) days;

(v)	any representations, warranties, covenants or agreements contained in this Agreement or any document delivered to the Lender hereunder are found to be untrue or incorrect as at the date thereof; or

(vi)	the holder (including the Lender) of any mortgage, charge or encumbrance on any of the Debtor’s assets and undertaking does anything to enforce or realize on such mortgage, charge or encumbrance;

then the Loan and all accrued Interest to the date of such default shall, at the option of the Lender, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Debtor.

4.            Independent Legal Advice

(a)           The Lender acknowledges that:

(i)	legal counsel of the Debtor received instructions from the Debtor and does not represent the Lender;

(ii)	the Debtor has been requested to obtain its own independent legal advice on this Agreement prior to signing this Agreement;

(iii)	the Debtor have been given adequate time to obtain independent legal advice;

(iv)	by signing this Agreement, the Debtor confirms that he fully understand this Agreement; and

(v)	by signing this Agreement without first obtaining independent legal advice, the Debtor waives his right to obtain independent legal advice.

5.            General

(a)           For the purposes of this Agreement, time is of the essence.

(b)           The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

(c)           This Agreement shall be construed in accordance with the laws of the State of Nevada.

(d)           This Agreement may be assigned by the Lender subject to any assignee; this Agreement may not be assigned by the Debtor.

(e)           This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

(f)           All notices, requests, demands or other communications hereunder shall be in writing and shall be “deemed delivered” to a party on the date it is hand delivered to such party’s address first above written, or to such other address as may be given in writing by the parties hereto.

IN WITNESS WHEREOF the parties have hereunto set their hands effective as of the date first above written.

MEDICUS HOMECARE INC.

Per: Dr. Orhan Karahodza
Title: President & Director

Signed, sealed and delivered by	)
LEON NOWEK in the presence of:	)
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Signature of Witness	)
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	)	LEON NOWEK
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Name of Witness	)
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